UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSRN	OTC Pink Current Information

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on July 10, 2023, Fisker Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended, modified, and waived from time to time, the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, 0% senior convertible notes due 2025 (the “Series A-1 Notes”) in a registered direct offering. On September 29, 2023, the Company agreed to sell, and the Investor agreed to purchase, additional 0% senior convertible notes due 2025 (the “Series B-1 Notes” and together with the Series A-1 Notes, the “Notes”) in a registered direct offering. Capitalized terms used herein but not defined have the meanings as set forth in the Securities Purchase Agreement or the Notes, as applicable.

As previously reported, on March 25, 2024, the New York Stock Exchange (the “NYSE”) notified the Company that it had determined to immediately suspend trading in the Company’s Class A common stock and commence proceedings to delist the Company’s Class A common stock. On April 2, 2024, an Event of Default occurred under the Notes as a result of the suspension from trading of the Class A Common Stock on the NYSE for a period of 5 consecutive Trading Days (the “Suspension Default”).

In addition, the Company did not pay the Installment Amount due on the March 29, 2024 Installment Date under the Series B-1 Notes, resulting in an Event of Default under the Notes (the “B-1 Payment Default”).

As a result of such Events of Default, the Investor, among other things, has acquired certain rights and remedies, including the right to accelerate the Notes by requiring the Company to immediately redeem 100% of the outstanding Notes at the Event of Default Redemption Price, including any other amounts due under the Notes (the “Event of Default Redemption Right”), and accelerated the Notes pursuant to the Event of Default Redemption Right by delivering an Event of Default Redemption Notice on April 4, 2024 to demand immediate redemption of the Notes in connection therewith.

On April 4, 2024, the Company, certain subsidiaries of the Company who are guarantors of the Notes (the “Guarantors” and together with the Company, the “Obligors”) and the Investor (in its capacity as collateral agent and noteholder) entered into a Forbearance Agreement (the “Forbearance Agreement”) pursuant to which the Investor agreed to, among other things, forbear from enforcing its right to immediate redemption as demanded in the Event of Default Redemption Notice and forbear from exercising any of its other rights or remedies (including enforcement and collection actions) under the Transaction Documents, by operation of law or otherwise against the Obligors or any of the Collateral or other property owned by the Obligors (including, without limitation, via set-off or recoupment) with respect to defaults and events of default that have occurred, or that may occur, as a result of (i) the Suspension Default, (ii) the B-1 Payment Default, (iii) any potential default arising from the Company’s failure to pay any Installment Amount due under the Series A-1 Note for the April 11, 2024 Installment Date, (iv) a potential failure by the Company to make a required interest payment due on the 2026 Notes (previously due on March 15, 2024) by April 14, 2024, and (v) the potential delisting of the Company’s Class A common stock from an Eligible Market (such events described in clauses (i) through (v), collectively, the “Specified Defaults”). In connection with entry into the Forbearance Agreement, the Company paid the Investor a forbearance fee equal to $500,000 payable in cash and in kind as described in the Forbearance Agreement.

The forbearance period under the Forbearance Agreement commenced on April 4, 2024 and will end on the earlier of (a) April 21, 2024 and (b) the occurrence of any Forbearance Default (as defined in the Forbearance Agreement), including, among other things, (i) the failure of any Obligor to comply in any material respect with any covenant or agreement set forth in the Forbearance Agreement, (ii) the occurrence of any Event of Default (other than the Specified Defaults described above), (iii) the Company or any Subsidiary engaging in any transaction (including the incurrence of Indebtedness), making any dividend, investment, payment or transfer, or taking any other action (or forbearing from taking any action), in each case, outside the ordinary course of business (taking into consideration the current circumstances of the Company and its Subsidiaries) and (iv) the commencement of any action, suit, litigation, investigation or other proceeding against the Company or any of its subsidiaries by (x) the holders of any of the 2.50% Convertible Senior Notes due 2026 (the “2026 Notes”) issued by the Company pursuant to the indenture, dated as of August 17, 2021, between the Company and U.S. Bank National Association, as trustee (the “2026 Notes Trustee”), (y) the 2026 Notes Trustee or (z) any other person on behalf of the holders of the 2026 Notes, seeking enforcement of, redemption of, acceleration of or other similar remedies with respect to, the 2026 Notes or the obligations of the Company thereunder.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information relating to the events of default set forth in Item 1.01 of this Current Report is incorporated into this Item 2.04 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Forbearance Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2024	FISKER INC.

	By:	/s/ Dr. Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker
Chief Financial Officer and Chief Operating Officer